Exhibit 99.1

Avistar Communications Reports Financial Results
for the Fourth Quarter of 2008

Revenue, EBITDA, Net Income and Cash Flow all Increase;
Metrics Move into Positive Territory

San Mateo, Calif., January 21, 2009 – Avistar Communications Corporation (Nasdaq: AVSR), a leader in desktop video communications, today announced its financial results for the three and twelve months ended December 31, 2008.

Financial highlights for the quarter ended December 31, 2008 included:
•
Total revenue, in accordance with Generally Accepted Accounting Principles, was $3.1 million, as compared to $1.9 million for the quarter ended December 31, 2007, an increase of 62%. Revenue was also 15% above $2.7 million in third quarter 2008. The third and second quarters of 2008 also had sequential quarterly improvements in revenue of 51% and 56% respectively.

•
Operating expense, which includes research & development, sales & marketing and general and administrative, was $3.1 million for the fourth quarter of 2008, as compared to $5.6 million for the fourth quarter 2007 and $3.1 million for the third quarter of 2008, representing the fifth quarter of sequential improvement and 45% and 1% improvement respectively.

•
Net loss was $231,000 or $0.01 per share, as compared to a loss of $3.7 million, or $0.11 per share in the fourth quarter of 2007 and a loss of $774,000 or $0.02 per share in the third quarter of 2008, representing a 94% and 70% improvement respectively and the third sequential quarterly decrease in net loss.

•
The cash and cash equivalent balance at December 31, 2008 was $4.9 million. The company generated positive cash flow from operations during the fourth quarter of 2008 of $456,000. The comparable cash burn from operations during the fourth quarter of 2007 was $3.2 million and the third quarter cash burn was $1.3 million. This is the first quarter in the history of the firm that positive cash flow from operations has been achieved without a significant IP settlement.

•
Adjusted EBITDA, which is a key metric used by the management team, for the fourth quarter of 2008 was $591,000 profit compared to a loss of $2.9 million in the fourth quarter of 2007 and $53,000 profit during the third quarter of 2008. This shows a more than 1,000% improvement on third quarter and even larger improvement compared to the fourth quarter 2007.

•
Revenue for the twelve months ended December 31, 2008 was $8.8 million, compared to revenue of $12.0 million for the twelve months ended December 31, 2007, representing a 27% year-over-year decrease due to a patent licensing agreement in the second quarter of 2008. This is primarily due to the firm’s maturation over the past 12 months as it focuses on normalized and regular product revenue metrics rather than exceptional settlement income from licensing of intellectual property, which was previously combined with revenue as a separate metric. Avistar reported a net loss of $6.4 million, or $0.18 per share, for the twelve months ended December 31, 2008 compared to a net loss of $2.9 million, or $0.09 per basic share for the twelve months ended December 31, 2007.  Included in those net loss results were $1.5 million and $2.7 million of employee stock compensation expense for 2008 and 2007, respectively.

“As anticipated from our last earnings conference call and the guidance provided on December 18th 2008, results for the fourth quarter of 2008 demonstrate our growing ability to build revenue momentum off of a productive and efficient operation model and more appropriate cost structure,” said Simon Moss, Avistar’s CEO. “We met our key operational metric by generating a nearly six fold increase in adjusted EBITDA profits in the fourth quarter 2008 compared to the fourth quarter 2007. Our fourth quarter adjusted EBITDA of $591,000 was higher than the total adjusted EBITDA generated during all of 2007. To this end we believe the very difficult and challenging turnaround has been completed successfully. Our operations are efficient and productive, our product is world class and highly competitive, our go to market is diversified and our business is growing.”

“We continue to execute our plan, which established a significantly reduced cost structure during the first half of 2008 and then focused on the top line and revenue momentum during the second half,” Moss continued. “This sequencing was designed to translate our cost savings directly into strong bottom-line improvement as revenues expanded. I’m pleased to report that the company is on track and will continue to focus on top line priorities moving forward. Our primary metric for 2009 will therefore shift from adjusted EBITDA (our turnaround metric) to include Net Income and positive cash flows as well, which are the principal engines for shareholder value.”

Moss continued, “We continue to deliver what we say we will. The guidance we issued to the market for the fourth quarter, which was another milestone for the firm, was hit, demonstrating that our business is becoming more predictable. We have reduced concentration risk and radically diversified our go-to-market strategy. Our technology is beginning to gain the competitive leadership and recognition it absolutely deserves and our productivity levels are significantly greater than years past. Now, we must ensure that revenue growth, stronger brand recognition in the market and 25% higher gross margins compared to 2008, result in net income and cash flow growth during 2009 without including possible planned patent licensing activity.

“We have a company that at this point can fund itself without large capital injections from IP engagements. This not only is a healthy position to be in but also offers our shareholders visibility into a model where we will defend our IP vigorously, will not compromise what we consider an incredibly valuable asset by licensing at values below industry standards, and when we are successful that success will be realized directly on the bottom line. We are in a strong position to realize such opportunities, but in no rush.

“Other significant developments during the fourth quarter of 2008 included:

•
Avistar technology was well recognized when it was named IBM Lotus ‘Best Unified Communications and Collaboration Solution for 2009’ as well as TMC’s ‘Best Internet Telephony Technology.’ We believe these accolades will accelerate as we continue our success in the video communications marketplace.

•
Avistar was granted five new patents in real-time communications, bringing the total patents in the portfolio to 96. New patents from late in the third quarter through year-end 2008 nearly double Avistar's existing 13 patents in the real-time communications area, which includes wireless communications, mobile devices, directories and servers used to provide these services. They of course include all prior art and commentary made by Microsoft in conversations that we continue to have with them.

•	Finally our VAR and distribution partner program continues to grow with another 10 resellers signed up and over 2,000 seats sold through resellers during the fourth quarter.

“Overall we are on plan and the fourth quarter should be considered an important success. The Avistar team executed well, during a very difficult turnaround in 2008, and generated excellent results in the fourth quarter.

“We will be conducting a conference call tomorrow, January 22nd , and encourage our investors to participate and find out more about our performance and prospects,” Moss concluded.

To participate in the conference call at 11:00 a.m. ET, please dial toll-free (800) 218-0713. International participants may dial (303) 205-0044. Investors may also access a live audio webcast of this conference call through the Investor Relations section of the company’s website at http://www.avistar.com/company/investor_relations.

An audio replay of the call will be available for seven days following the call at (800) 405-2236 for U.S. callers or (303) 590-3000 for those calling outside the U.S. The password required to access the replay is 11125081#.  An archived webcast will also be available at www.avistar.com for 90 days.

About Avistar Communications Corporation
Avistar (Nasdaq: AVSR) is a leader in desktop video communications, providing proven business-class technology. Avistar's desktop videoconferencing installations include more than 100,000 committed desktop seats worldwide, bringing together business users any time and any place. Companies such as IBM Corp., Sony Corp., LifeSize Communications, Inc. and Polycom Inc. use Avistar technology to power their unified communications solutions. Avistar works with leading-edge technology partners and resellers including CityIS, Beyondis and Fontel in more than 40 countries. For more information, go to www.avistar.com.

For more perspective on Avistar, visit the CEO Blog at: avistarblog.blogspot.com.

Forward-Looking Statements

Statements made in this news release that are not purely historical, including but not limited to statements regarding expected payments from IBM including future royalty payments, completion of deliverables by Avistar, improvements in our revenue visibility and momentum and continued progress in our efforts to control costs and grow revenues, including cash break-even and net income goals for the fourth quarter of 2008, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to IBM and others, ongoing technological developments and changing industry standards, and challenges associated with protecting and licensing Avistar’s intellectual property. As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This Non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

~ financial statements follow ~

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended December 31, 2008 and 2007
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)

Revenue:
Product	$1,842	$945	$3,957	$3,462
Licensing	280	150	954	5,016
Services, maintenance and support	987	819	3,844	3,477
Total revenue	3,109	1,914	8,755	11,955
Costs and expenses:
Cost of product revenue*	551	586	2,195	2,684
Cost of services, maintenance and support revenue*	646	503	2,352	2,243
Income from settlement and patent licensing	(1,055)	(1,055)	(4,226)	(16,226)
Research and development*	1,268	2,153	5,200	7,670
Sales and marketing*	769	1,573	3,521	6,192
General and administrative*	1,046	1,837	5,729	12,465
Total costs and expenses	3,225	5,597	14,771	15,028
Loss from operations	(116)	(3,683)	(6,016)	(3,073)
Other (expense) income:
Interest income	12	39	94	346
Other expense, net	(127)	(49)	(462)	(211)
Total other (expense) income, net	(115)	(10)	(368)	135
Net loss	$(231)	$(3,693)	$(6,384)	$(2,938)

Net loss per share	$(0.01)	$(0.11)	$(0.18)	$(0.09)
Weighted average shares used in calculating
net loss per share	34,568	34,448	34,551	34,290

*Including stock based compensation of:
Cost of products, services, maintenance
and support revenue	$61	$46	$141	$188
Research and development	200	249	511	879
Sales and marketing	62	145	38	614
General and administrative	250	286	817	1,008
	$573	$726	$1,507	$2,689

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of December 31, 2008 and December 31, 2007
(in thousands, except share and per share data)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$4,898	$4,077
Marketable securities	-	799
Total cash, cash equivalents and marketable securities	4,898	4,876
Accounts receivable, net of allowance for doubtful accounts of $20 and $24 at
December 31, 2008 and 2007, respectively	2,701	1,385
Inventories	307	428
Deferred settlement and patent licensing costs	1,100	1,256
Prepaid expenses and other current assets	320	462
Total current assets	9,326	8,407
Property and equipment, net	310	767
Long-term deferred settlement and patent licensing costs	-	1,117
Other assets	157	286
Total assets	$9,793	$10,577

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$7,000	$5,100
Accounts payable	579	1,287
Deferred income from settlement and patent licensing	4,751	5,520
Deferred services revenue and customer deposits	3,687	2,231
Accrued liabilities and other	1,382	1,451
Total current liabilities	17,399	15,589
Long-term liabilities:
Long-term convertible debt	7,000	-
Long-term deferred income from settlement and patent licensing and other	23	4,814
Total liabilities	24,422	20,403
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at December 31,
2008 and 2007; 35,750,680 and 35,678,807 shares issued including
treasury shares at December 31, 2008 and 2007, respectively	36	36
Less: treasury common stock, 1,182,875 shares at December 31, 2008 and 2007
respectively, at cost	(53)	(53)
Additional paid-in-capital	97,506	95,925
Accumulated deficit	(112,118)	(105,734)
Total stockholders' equity (deficit	(14,629)	(9,826)
Total liabilities and stockholders' equity (deficit)	$9,793	$10,577

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,
	2008		2007
		(unaudited)

Net loss	$(231)		$(3,693)
Interest income	(12)		(39)
Other expense, net	127		49
Depreciation	134		98
EBITDA	18		(3,585)
Stock-based compensation expense	573		726
Adjusted EBITDA	$591		$(2,859)

	Twelve Months Ended December 31,
	2008		2007
		(unaudited)

Net loss	$(6,384)		$(2,938)
Interest income	(94)		(346)
Other expense, net	462		211
Depreciation	538		468
EBITDA	(5,478)		(2,605)
Stock-based compensation expense	1,507		2,689
Adjusted EBITDA	$(3,971)		$84

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the twelve months ended December 31, 2008 and 2007
(in thousands)

	Twelve Months Ended December 31,
	2008	2007
	(unaudited)

Cash Flows from Operating Activities:
Net loss	$(6,384)	$(2,938)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	538	468
Stock based compensation for options issued to consultants and employees	1,507	2,689
Provision for doubtful accounts	(4)	(27)
Changes in assets and liabilities:
Accounts receivable	(1,312)	51
Inventories	121	284
Prepaid expenses and other current assets	142	72
Deferred settlement and patent licensing costs	1,273	1,274
Other assets	129	1
Accounts payable	(708)	(291)
Deferred income from settlement and patent licensing and other	(5,560)	(5,494)
Deferred services revenue and customer deposits	1,456	252
Accrued liabilities and other	(69)	(812)
Net cash used in operating activities	(8,871)	(4,471)

Cash Flows from Investing Activities:
Purchase of short-term marketable securities	-	(799)
Maturities of short-term marketable securities	799	-
Sale of property and equipment	8	-
Purchase of property and equipment	(89)	(979)
Net cash provided by (used in) investing activities	718	(1,778)

Cash Flows from Financing Activities:
Line of credit payments	(5,100)	-
Borrowings on line of credit	7,000	2,100
Proceeds from debt issuance	7,000	-
Net proceeds from issuance of common stock	74	372
Net cash provided by financing activities	8,974	2,472
Net increase (decrease) in cash and cash equivalents	821	(3,777)
Cash and cash equivalents, beginning of year	4,077	7,854
Cash and cash equivalents, end of year	$4,898	$4,077